SUBLEASE AGREEMENT



                                     between



                            OAKES ENHANCEMENT, INC.,
                                  AS SUBLESSOR



                                       and



                          OMNIQUIP INTERNATIONAL, INC.,
                                  AS SUBLESSEE





                          Dated as of February 1, 1999




The interest of Oakes Enhancement, Inc., as Sublessor, in this Sublease Agreement with OmniQuip International, Inc., as Sublessee, has been assigned and pledged to Norwest Bank Minnesota, National Association, as Trustee under the Indenture of Trust, dated as of February 1, 1999, by and between the City of Oakes, North Dakota, and said Trustee.

                                TABLE OF CONTENTS
                                -----------------

                          (Not a part of the Sublease)

                                                                            Page
                                                                            ----
                                    ARTICLE 1
               DEFINITIONS, EXHIBITS, AND RULES OF INTERPRETATION

Section 1.01.         Definitions.......................................       1
Section 1.02.         Exhibits..........................................       4
Section 1.03.         Rules of Interpretation...........................       5

                                    ARTICLE 2
                                 REPRESENTATIONS

Section 2.01.         Representations by Sublessor......................       5
Section 2.02.         Representation by the Sublessee...................       6
Section 2.03.         Trustee May Rely on Representations...............       7

                                    ARTICLE 3
                          CONSTRUCTION, ACQUISITION AND
                           INSTALLATION OF THE PROJECT

Section 3.01.         Construction, Acquisition and Installation
                       of Project by Sublessor..........................       7
Section 3.02.         Payment of Costs of the Project by Sublessee......       7
Section 3.03.         Disbursement from Construction Fund...............       7
Section 3.04.         Enforcement of Contract and Surety Bonds..........       8
Section 3.05.         Plans and Specifications..........................       8
Section 3.06.         Change Orders and Draw Requests...................       9
Section 3.07.         Abandonment.......................................       9
Section 3.08.         Establishment of Completion Date..................      10

                                    ARTICLE 4
                                 USE AND RENTALS

Section 4.01.         Possession and Use................................      11
Section 4.02.         Basic Rent........................................      11
Section 4.03.         Sublessee's Obligations Unconditional.............      12
Section 4.04          Sublessee's Remedies..............................      13

                                    ARTICLE 5
                MAINTENANCE, MODIFICATIONS, TAXES, AND INSURANCE

Section 5.01.         Maintenance.......................................      13
Section 5.02.         Modifications.....................................      13
Section 5.03.         Removal of Subleased Equipment....................      13

Section 5.04.         Taxes, Special Assessments and Other Governmental
                       Charges and Utility Charges......................      14
Section 5.05.         Facilities Insurance Requirements.................      14
Section 5.06.         Public Liability Insurance........................      14
Section 5.07.         Business Interruption Insurance...................      15
Section 5.08.         Additional Provisions Respecting Insurance........      15
Section 5.09.         Advances..........................................      15

                                    ARTICLE 6
                      DAMAGE, DESTRUCTION, AND CONDEMNATION

Section 6.01.         Damage or Destruction.............................      15
Section 6.02.         Condemnation......................................      16
Section 6.03.         Cooperation of Sublessor..........................      16

                                    ARTICLE 7
                              SUBLESSEE'S COVENANTS

Section 7.01.         Covenants for Benefit of Trustee and Holder
                       of Bonds.........................................      17
Section 7.02.         Inspection and Access.............................      17
Section 7.03.         Indemnity.........................................      17
Section 7.04.         Continuing Existence and Qualification............      18
Section 7.05.         Annual Financial Statement........................      18
Section 7.06.         Sublessee Bound by Indenture......................      19
Section 7.07.         Tax-exempt Status of Bonds........................      19
Section 7.08.         No Warranty of Condition or Suitability
                       by Sublessor.....................................      19
Section 7.09.         Granting Easements................................      20
Section 7.10.         Operation of Facilities...........................      20
Section 7.11.         Redemption of Bonds...............................      20
Section 7.12.         To Observe Laws, Ordinances and Regulations.......      20
Section 7.13.         Recording and Filing Fees.........................      20
Section 7.14.         Sublessee's Assurance of Tax Exemption............      21
Section 7.15.         Hazardous Waste...................................      24

                                    ARTICLE 8
                               SUBLESSEE'S OPTIONS

Section 8.01.         Prepayment of Rents and Bonds.....................      25
Section 8.02.         Option to Terminate...............................      25
Section 8.03.         Sublessee's Property, Sublessor's Property........      26
Section 8.04.         Condition of Leased Facilities and Sublessor's
                       Property at Termination..........................      26
Section 8.05.         Option to Purchase Facilities Prior to
                       Payment of the Bonds.............................      26
Section 8.06.         Option to Purchase Facilities.....................      27
Section 8.07.         Conveyance on Exercise of Option to Purchase......      28
Section 8.08.         Relative Position of this Article and Indenture...      28

                                    ARTICLE 9
                         EVENTS OF DEFAULT AND REMEDIES

Section 9.01.         Events of Default.................................      28
Section 9.02.         Sublessor's Remedies..............................      29
Section 9.03.         Manner of Exercise................................      30
Section 9.04.         Attorneys' Fees and Expenses......................      30
Section 9.05.         Effect of Waiver..................................      30
Section 9.06.         Trustee's Exercise of Sublessor's Remedies........      31

                                   ARTICLE 10
                       ASSIGNMENT, SUBLEASING AND SELLING

Section 10.01.        Assignment and Subleasing by Sublessee............      31
Section 10.02.        Assignment by Sublessor...........................      31
Section 10.03.        Restrictions on Transfer and Encumbrances
                       of Project by Sublessor..........................      32

                                   ARTICLE 11
                                     GENERAL

Section 11.01.        Notices...........................................      32
Section 11.02.        Binding Effect ...................................      32
Section 11.03.        Subordination.....................................      33
Section 11.04.        Estoppel Certificate .............................      33
Section 11.05.        Severability......................................      33
Section 11.06.        Amendments, Changes and Modifications ............      33
Section 11.07.        Execution Counterparts............................      33

SIGNATURES..............................................................  34, 35

EXHIBIT A  -  SUBLEASED EQUIPMENT.......................................     A-1
EXHIBIT B  -  REAL PROPERTY.............................................     B-1
EXHIBIT C  -  CERTIFICATE OF REQUISITION................................     C-1
EXHIBIT D  -  PRIME LEASE ..............................................     D-1

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT dated as of February 1, 1999, between Oakes Enhancement, Inc., a North Dakota nonprofit corporation, authorized and qualified to do business in North Dakota (the "Sublessor"), and OmniQuip International, Inc., a Delaware corporation, authorized and qualified to do business in North Dakota (the "Sublessee").

         WHEREAS, Sublessor is the tenant of those certain Facilities (as defined herein) pursuant to that certain lease dated November 1, 1998, entered into by and between the City of Oakes, North Dakota (defined as the "City" therein), and the Sublessor (referred to as the "Tenant" therein) (referred to hereinafter as the "Prime Lease"); and

         WHEREAS,   Sublessor  is  desirous  of  subleasing  the  Facilities  to
Sublessee and the Sublessee is desirous of subleasing the Facilities from Sublessor;

         NOW THEREFORE, Sublessor demises and subleases to the Sublessee and the Sublessee subleases from Sublessor the Facilities herein described, for a term commencing as of the date of this Sublease and extending until the Bonds hereinafter referred to are fully paid, unless sooner terminated as herein provided, without option of renewal except by mutual consent, and at the rentals and upon the further terms and conditions set forth; and that Sublessor and the Sublessee, each in consideration of the representations, covenants, and agreements of the other as set forth herein, mutually represent, covenant, and agree as follows:

                                    ARTICLE 1

               DEFINITIONS, EXHIBITS, AND RULES OF INTERPRETATION

         SECTION 1.01. DEFINITIONS. In this Sublease, the terms defined in the Indenture shall have the same meaning herein, and the following terms have the following respective meanings unless the context hereof clearly requires otherwise:

         "Act" means the Municipal Industrial Development Act of 1955, Chapter 4057, North Dakota Century Code.

         "Assignment" means the Assignment of Leases and Rents from the Sublessee to the Trustee dated as of the date hereof, as the same may be amended from time to time.

         "Basic Rent" means the amounts to be paid by the Sublessee  pursuant to
Section 4.02 hereof.

         "Bond" or "Bonds" means the City of Oakes, North Dakota Industrial Development Revenue Bonds (OminiQuip International, Inc. Project), Series 1998, to be issued by the City pursuant to the Resolution, in the aggregate principal amount of $4,515,000.

         "Bond Counsel" means an attorney or firm of attorneys at law of nationally recognized standing in the field of law relating to exemption from federal income taxation with respect to interest on municipal bonds.

         "Bond Documents" means the Lease, the Indenture, the Mortgage, the Assignment, this Sublease, and all ancillary documents thereto.

         "Bond Fund"   means the fund created by Section 5.1 of the Indenture.

         "Bondholder(s)" or "Holder(s)" means the registered owner(s) of Bonds.

         "City" means the City of Oakes, North Dakota, its successors and assigns.

         "Code" means the United States Internal Revenue Code of 1986, as amended, and all applicable Treasury Regulations.

         "Completion   Date"  means  the  date  of  completion  of  acquisition,
construction and equipping of the Project as that date shall be certified by the Sublessee.

         "Construction Fund" means the fund created by Section 5.2 of the Indenture.

         "Costs of Issuance" means all items of expense directly or indirectly related to the authorization, sale and issuance of the Bonds and including, but not limited to printing costs, costs of preparation and reproduction of documents, filing fees, initial fees and charges of the Trustee, legal fees and charges, fees and disbursements of consultants and professionals, costs of credit ratings, fees and charges for preparation, execution, transportation and safekeeping of the Bonds, all costs associated with obtaining title opinions and title insurance, other costs incurred by the Sublessee in anticipation of the issuance of the Bonds and any other cost, charge or fee in connection with the issuance of the Bonds.

         "Costs of the Facilities" means all costs paid to purchase the Existing Facilities, and construct and install the Project, including, but not limited to, capitalized interest, all costs of labor, material, equipment, fixtures and services paid or incurred by the Sublessee, and Costs of Issuance.

         "Counsel" means an attorney or a firm of attorneys at law (who may be counsel to or of the Sublessee or City) satisfactory to the Trustee.

         "Event of Default" means any of the events described as such in Section
9.01 hereof.

         "Existing   Facilities"  means  the  Land,   warehouse,   manufacturing
facilities and related property and equipment adjacent to the Project.

         "Facilities"   means the Project and the Existing Facilities.

         "Fiscal Year" means the oneyear period ending September 30 of each year or any other period which constitutes the Sublessee's fiscal year from time to time.

         "Governmental Obligations" means direct general obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

         "Indenture" means the Indenture of Trust between the City and Trustee, of even date herewith, as the same may be amended or supplemented in accordance with its terms.

         "Interest Payment Date" means the dates required under the Indenture for payment of interest on the Bonds, i.e., February 1 and August 1 of each year, until the Bonds are paid (or provisions made therefor) in accordance with the Indenture, the first Interest Payment Date being August 1, 1999.

         "Land"   means the real estate described in Exhibit B attached hereto.

         "Mandatory Redemption" means any mandatory redemption of the Bonds pursuant to Section 2.9 of the Indenture.

         "Mortgage" means the Mortgage, Security Agreement and Fixture Financing Statement from the City and the Sublessor to the Trustee of even date herewith, as the same may be amended or supplemented.

         "Net Proceeds" means, with respect to any insurance payment or condemnation award, the amount remaining therefrom after payment of all expenses (including attorneys' fees and any extraordinary fee or expense of the Trustee) incurred in the collection thereof.

         "Original Purchaser" means, with respect to the Bonds, John G. Kinnard and Company, Incorporated, Minneapolis, Minnesota.

         "Plans" means the plans and specifications for the construction and equipping of the Project.

         "Prime Lease" means the Lease Agreement dated of even date herewith by and between the City, as Lessor, and the Sublessor, as Tenant, as supplemented and amended.

         "Principal Payment Date" means the dates required under the Indenture for the payment of principal on the Bonds, i.e., February 1 of each year until the Bonds are paid in full (or provisions made therefore) in accordance with the Indenture.

         "Private Activity Bonds" means bonds within the meaning of Section 141 of the Code.

         "Project" means the construction and equipping of an addition to the Existing Facilities in accordance with the Plans.

         "Purchase Option" means the option to purchase the Facilities granted to the Sublessee pursuant to Sections 8.05 and 8.06.

         "Reserve Fund" means the fund created by Section 5.3 of the Indenture.

         "Reserve Requirement"   means an amount equal to $451,500.

         "Resolution" means the Resolution of the City, adopted February 16, 1998, authorizing the issuance of the Bonds.

         "Subleased Equipment" means those items of equipment or other personal property described in Exhibit A attached hereto, and in general all items which are acquired or refinanced in whole or in part with proceeds from the sale of the Bonds, and any items of equipment or other personal property acquired and installed in substitution therefor or replacement thereof. Subleased Equipment shall not include any trade fixtures or equipment now owned or hereafter acquired by the Sublessee or any equipment or trade fixtures acquired or leased in substitution, replacement or exchange therefor.

         "Sublease" means this Sublease, as the same may be amended or supplemented in accordance with its terms or any other sublease entered into by the Sublessee with respect to the Facilities.

         "Sublessee" means OmniQuip International, Inc., a Delaware corporation, its successors and assigns.

         "Sublessor" means Oakes Enhancement, Inc., a North Dakota nonprofit corporation, authorized to do business in North Dakota, its permitted successors and assigns and any surviving, resulting or transferee entity which may assume its obligations in accordance with the provisions of the Prime Lease.

         "Sublessor Representative" means the person or persons designated in the Prime Lease to act on behalf of the Sublessor by a written certificate furnished to the Trustee containing a specimen signature of such person or persons.

         "Sublessee Representative" means the person or persons designated to act on behalf of the Sublessee by a written certificate furnished to the Trustee containing a specimen signature of such person or persons.

         "Subordination Agreement" means the Subordination and Attornment Agreement to be entered into of even date herewith whereby the Sublessor and the Sublessee will subordinate their interests in the Prime Lease and Sublease to the Mortgage.

         "Title"   means Chicago Title Insurance Company.

         "Trustee" means Norwest Bank Minnesota, National Association, or any successor trustee at the time serving as such under the Indenture.

         SECTION 1.02. EXHIBITS. The following Exhibits are attached to and by reference made a part of this Sublease:

                  (a) Exhibit A: a list of the items of Subleased Equipment.

                  (b) Exhibit B: a legal description of the Land.

                  (c) Exhibit C: a form of certificate of requisition to the Trustee for disbursement of Bond proceeds as required by Section 3.03.

                  (d) Exhibit D: the Prime Lease between the City and the Sublessor.

         SECTION 1.03. RULES OF INTERPRETATION.

                  (a) This Sublease shall be interpreted in accordance with and governed by the laws of the State of North Dakota;

                  (b) The words "herein" and "hereof" and words of similar import, without reference to any particular section or subdivision, refer to this Sublease as a whole rather than to any particular section or subsection hereof;

                  (c) Reference herein to any particular section or subdivision hereof are to the section or subdivision of this instrument as originally executed; and

                  (d) The rules of interpretation set forth in Section 1.3 of the Indenture shall apply with the same force and effect in this Sublease as if fully set forth herein.


                                    ARTICLE 2

                                 REPRESENTATIONS

         SECTION  2.01.  REPRESENTATIONS  BY  SUBLESSOR.   Sublessor  makes  the
following representations as the basis for its covenants herein:

                  (a) the Sublessor is a North Dakota nonprofit corporation, is authorized and qualified to do business in the State of North Dakota, has authority to enter into this Sublease and has duly authorized the execution and delivery of this Sublease;

                  (b) the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby, and the fulfillment of the terms and conditions hereof, do not and will not conflict with or result in a breach of any restriction of any agreement or instrument to which the Sublessor is now a party and do not and will not constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Sublessor contrary to the terms of any instrument or agreement; and

                  (c) there is no litigation pending nor threatened questioning the right of the Sublessor to acquire, construct, operate or maintain the Facilities, questioning the validity of the Facilities, the Bonds, or the pledging of security for the payment of the Bonds.

         SECTION 2.02. REPRESENTATIONS BY THE SUBLESSEE. The Sublessee makes the following representations as the basis for its covenants herein:

                  (a) the Sublessee is a Delaware corporation, is authorized and qualified to do business in the State of North Dakota, has authority to enter into this Sublease and has duly authorized the execution and delivery of this Sublease;

                  (b) the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby, and the fulfillment of the terms and conditions hereof, do not conflict with or result in a breach of any restriction of any agreement or instrument to which the Sublessee is now a party and do not constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Sublessee contrary to the terms of any instrument or agreement;

                  (c) the financing of the Facilities by Sublessor has been and is a significant inducement to the Sublessee to lease the Facilities;

                  (d) the proceeds of the Bonds together with funds provided by the Sublessee are estimated to be sufficient to acquire the Existing Facilities, pay the costs of the Project, fund the Reserve Fund, and pay the Costs of Issuance;

                  (e) the Sublessee does not rely on any warranty of Sublessor, either express or implied, that the Facilities will be suitable to the Sublessee's needs, and recognizes that under the Act Sublessor is not authorized, except as lessor, to operate the Facilities or to expend any funds thereon other than the revenues received by it therefrom or the proceeds of the Bonds, or other funds granted to it for purposes contemplated in the Act;

                  (f) neither the Sublessee nor any "related person" within the meaning of Sections 144(a)(3) and 147(a) of the Code is or has been a principal user of facilities other than the Facilities within the City, acquired, in whole or in part, from proceeds of obligations of a political subdivision;

                  (g) at least 95% of the net proceeds of the Bonds will be used to acquire property of a character subject to the allowance for depreciation, under current provisions of the Code;

                  (h) the Sublessee currently intends to operate the Facilities as a manufacturing facility until the date on which all of the Bonds have been fully paid and are no longer Outstanding;

                  (i) the Sublessee will take no action which will impair the tax exempt status of the Bonds;

                  (j) to the Sublessee's knowledge, the Facilities, as designed, comply with all applicable building and zoning laws and ordinances, and other applicable governmental regulations; and

                  (k) there is no litigation pending nor, to the Sublessee's knowledge, threatened questioning the right of the Sublessee to lease, operate or maintain the Facilities, questioning the validity of the Bonds, or the pledging of security for the payment of the Bonds.

         SECTION 2.03. TRUSTEE MAY RELY ON REPRESENTATIONS. Sublessor and the Sublessee agree that the representations contained in this Article 2 are for the use and benefit of the Trustee and Bondholders and the Trustee and Bondholders shall be entitled to rely thereon.

                                    ARTICLE 3

                          CONSTRUCTION, ACQUISITION AND
                           INSTALLATION OF THE PROJECT

         SECTION 3.01. CONSTRUCTION, ACQUISITION AND INSTALLATION OF PROJECT BY SUBLESSEE. The terms of the Prime Lease shall govern this provision, and Sublessee, to the extent applicable, shall be subject to said terms. The
Sublessee hereby acknowledges and agrees that it will cooperate with the Sublessor to (a) cause the Project to be constructed and equipped in accordance with the Plans; (b) cause the insurance to be maintained during the construction period in accordance with the provisions of Article 5 hereof; and (c) complete construction and equipping of the Project by December 31, 1999.

         SECTION 3.02. PAYMENT OF COSTS OF THE PROJECT BY SUBLESSEE. The Sublessee agrees that it will provide promptly any and all sums of money required to complete the acquisition, construction and equipping of the Project to the extent not paid from the proceeds of the Bonds. Sublessee agrees to pay from its own funds all Costs of Issuance in excess of 2.00% of the Bond proceeds. Sublessee acknowledges that it shall be the responsible party for all cost overruns associated with construction of the Project.

         SECTION 3.03. DISBURSEMENT FROM CONSTRUCTION FUND. The City has contracted for the sale of the Bonds and both the Sublessor and the Sublessee have approved the terms of the sale of the Bonds. Forthwith upon the execution of the Prime Lease and this Sublease, the City will execute the Bonds and cause them to be delivered to the Original Purchaser. The proceeds of the Bonds deposited in the Construction Fund will be disbursed by the Trustee upon receipt of a certificate (substantially in the form of Exhibit C to the Prime Lease) signed by a Sublessor Representative and a Sublessee Representative.

         SECTION 3.04. ENFORCEMENT OF CONTRACT AND SURETY BONDS. In the event of material default of any contractor or subcontractor under any contract made in connection with the Project, or in the event of a material breach of warranty with respect to any materials, workmanship or performance, the Sublessee will cooperate with the Sublessor and the City and will diligently pursue, either separately or in conjunction with others, such remedies of the Sublessee and Sublessor as it deems reasonable against the contractor or subcontractor in default and against any surety on a bond securing the performance of such contract. If the Sublessee agrees to indemnify Sublessor and save it harmless against any risks, claims or liabilities arising out of such action, the Sublessee may, in the name of Sublessor or in its own name, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Sublessee on the advice of Counsel deems reasonably necessary, and in such event Sublessor will cooperate fully with the Sublessee and will take all action necessary to effect the substitution of the Sublessee for Sublessor in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, shall be paid to the Trustee and, if prior to the Completion Date, deposited in the Construction Fund, and otherwise in the Bond Fund.

         SECTION 3.05. PLANS AND SPECIFICATIONS. The Sublessor and the Sublessee have approved the Plans. The Sublessee may make any changes in or modifications of the Plans as initially approved by the Sublessee and Sublessor, and may make any deletions from or substitutions or additions to the Project, with the written consent of the Sublessor and without the prior consent of the Trustee, so long as such changes or modifications in the Plans, or deletions from or substitutions or additions to the Project, do not, in the opinion of a Sublessor Representative and a Sublessee Representative as noted on each change order, materially and adversely alter the size, scope or cost of the Project, materially impair the structural integrity or utility of the structures, or materially impair the usefulness or character of the Project. No changes or modifications in the Plans and no deletions from or substitutions or additions to the Project may be made without prior approval of a contractor's sureties if required by the terms of any indemnity bond. No change or modification, or substitution, deletion or addition, shall be made if it would violate any license, permit, or approval given by the City or the State with respect to the Project or if it would disqualify the Project as a facility allowed to be financed under the Act or the Code. Nothing herein shall be construed to prevent the execution of a change order when required by any governmental order or regulation.

         SECTION 3.06. CHANGE ORDERS AND DRAW REQUESTS. The Sublessor and the Sublessee hereby agree that all change orders associated with the construction of the Project may be initiated by either the Sublessor or the Sublessee but no change order shall be deemed approved until approved in writing by both the Sublessor and Sublessee. Sublessor shall not unreasonably withhold or delay approval of change orders initiated by Sublessee.

         Sublessor and Sublessee hereby agree that before any draw requests are submitted for disbursement under the terms of the Disbursement Agreement, both the Sublessor and Sublessee shall have approved each draw request in writing.

         SECTION 3.07. ABANDONMENT. The Sublessee acknowledges and agrees that if the Sublessor at any time prior to the completion of the Project abandons the same or ceases work thereon and fails to resume work thereon within sixty (60) days after written notice from the Trustee to both the Sublessor and the Sublessee requesting that work on the Project be resumed (which sixty (60) day period shall be tolled during the continuance of force majeure), or fails to complete the Project in accordance with the Plans, or makes changes in the Plans in violation of the requirements of Section 3.05 of the Prime Lease, the Trustee may declare such failure to be an Event of Default, and, in addition to the other remedies provided in this Prime Lease, it may enter into and take possession of the Project and perform any and all work and labor necessary to complete the Project substantially according to the Plans. The Sublessee hereby grants the Trustee a right of entry for the foregoing purpose. For this purpose, the Sublessee hereby constitutes and appoints the Trustee its true and lawful attorneyinfact, with full power of substitution in the premises, to (but only upon the occurrence and during the continuance of an Event of Default):

                  (a)      complete the Project;

                  (b) to use any funds of the Sublessee, including any balance which may be held in escrow, and any funds in the Construction Fund which may remain unadvanced hereunder, for the purpose of completing the Project in the manner called for by the Plans;

                  (c) to make such additions, changes, and corrections in the Plans as shall be necessary or desirable to complete the Project in substantially the manner contemplated by the Plans;

                  (d)  to  employ  such  contractors,   subcontractors,  agents,
         architects, and inspectors as shall be required for such purposes;

                  (e) to pay, settle, or compromise all existing bills and claims which may be liens against the Land, or as may be necessary or desirable for the completion of the Project or clearance of title;

                  (f) to execute all applications and certificates in the name of the Sublessee;

                  (g) to prosecute and defend in the name of the Sublessee all actions or proceedings in connection with the Land or the construction of the Project; and

                  (h) to do any and every act which the Sublessee might do in its own behalf in connection with the Land and completion of the Project.

         It is further understood and agreed that this power of attorney, which constitutes a power coupled with an interest, cannot be revoked. The rights and powers granted to the Trustee pursuant to this Section 3.07 shall in no way alter or affect the rights of the Trustee set forth in Section 3.06 and Article 9 of the Prime Lease or in Article 9 of this Sublease upon a default by the Sublessee under the terms hereof or by the Sublessor under the terms of the Prime Lease.

         SECTION 3.08. ESTABLISHMENT OF COMPLETION DATE. The Completion Date shall be evidenced to the Trustee by a Certificate of Completion signed by both a Sublessor Representative and a Sublessee Representative, as required by the Prime Lease, and accepted by the Trustee stating that, except for amounts retained by the Trustee at the direction of the Sublessor for any Costs of the Project not then due and payable or the liability for which is being contested in good faith by either the Sublessor or the Sublessee:

                  (a) construction of the Project has been completed in accordance with the Plans, and all labor, services, materials and supplies used in such construction have been paid for;

                  (b) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the Plans and all costs and expenses incurred in connection therewith have been paid; and

                  (c) Sublessee has conducted a final inspection of the Project and approves and accepts the Project and the Facilities.

Notwithstanding the foregoing, the Certificate of Completion may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Sublessee hereby agrees with the Sublessor to cooperate in causing such Certificate of Completion to be furnished to the Trustee as promptly as practicable after the occurrence of the events and conditions referred to in clauses (a) and (b) of the first sentence of this Section 3.08. Moneys remaining in the Construction Fund on the Completion Date, except for any moneys which both the Sublessor and the Sublessee directs the Trustee in writing to retain therein for the payment of any Costs of the Project not then due and payable or the liability for which is being contested in good faith by either the Sublessor or the Sublessee shall be transferred as set forth in the Indenture.

                                    ARTICLE 4

                                 USE AND RENTALS

         SECTION 4.01. POSSESSION AND USE. Sublessor delivers to the Sublessee sole and exclusive possession of the Facilities, subject to the rights of Sublessor under Article 9 hereof and subject to the rights of the City and the Trustee under the terms of the Prime Lease and the Bond Documents, and covenants and agrees that the Sublessee shall have quiet and peaceable possession and enjoyment of the Facilities during the term of this Sublease. Its right of possession shall continue until the Sublease term expires or is terminated as provided herein. The Sublessee shall have the right to use the Facilities throughout the term of this Sublease provided that all uses shall conform to the policies and purposes of the Act.

         SECTION 4.02. BASIC RENT. During the term of this Sublease, the Sublessee will pay to the Trustee as Basic Rent a sum sufficient to pay when due
(i) principal (whether at maturity, or by redemption or acceleration as provided in the Indenture, by declaration or otherwise), premium, if any, and interest on the Bonds, (ii) the Trustee's fees and expenses, (iii) the amounts necessary to replenish the Reserve Fund pursuant to the Indenture, (iv) the cost of obtaining the rebate calculation pursuant to the Indenture and any amounts payable to the United States government as a result thereof, and (v) payments in lieu of taxes required to be paid by the Corporation pursuant to the Application for Property Tax Incentives for New or Expanding Businesses dated October 2, 1998 (the "Pilot Payment"), as follows:

                  (a) On or before the twenty-fifth day of each month during the term of this Sublease, commencing March 25, 1999 and ending January 25, 2014, Sublessee shall pay to the Trustee the sum of Thirty-Eight Thousand and No/100 Dollars ($38,000.00).

                  (b) If on any Interest Payment Date, Principal Payment Date or any other date the balance in the Bond Fund is insufficient to make the required payments of principal, premium, if any, and interest on the Bonds, or if the balance in the _________ Fund is insufficient to pay the Trustee Fees then due or the Pilot Payment then due, the Sublessee shall pay immediately upon demand by the Trustee any such deficiency to the Trustee. Any moneys on deposit in the Bond Fund on any Interest Payment Date in excess of the amount required for payment of principal and premium, if any, and interest on the Bonds on such Interest Payment Date shall be credited to the Sublessee's next payment then due under
         Section 4.02 and 4.03 hereof.

                  (c) The Sublessee shall pay and such amounts, if any, as may become payable under Section 148(f) of the Code as rebatable arbitrage with respect to the Bonds.

                  (d) In the event of a  transfer  by the  Trustee of funds from the Reserve Fund to the Bond Fund, pursuant to Section 6.4 of the Indenture, due to a failure by the Sublessee to pay Basic Rent in the amounts or at the times required under Section 4.02(a) above, the Sublessee shall restore the Reserve Fund to its Reserve Requirement by making additional Basic Rent payments in twelve equal monthly installments, without interest, in or before the first Business Day of each month commencing on the second month next succeeding the month on which the funds are transferred from the Reserve Fund to the Bond Fund pursuant to Section 6.4 of the Indenture. If, for any other reason, the balance in the Reserve Fund is less that the Reserve Requirement, the Sublessee shall, within twenty (20) days after its receipt of written notice of such shortfall, pay to the Trustee Basic Rent in an amount sufficient to restore the Reserve Fund to its Reserve Requirement.

         The Sublessee may, pursuant to Section 8.01 hereof, prepay all or part of the Basic Rent required under this Section 4.02. Such Basic Rent prepayments shall not in any way alter or suspend any obligations of the Sublessee under this Sublease except to the extent the same result in a credit against Basic Rent as provided in this Section 4.02 or the payment and retirement of Bonds in accordance with the Indenture.

         All Basic Rent payments shall be made directly to the Trustee at its principal office, for the account of the City for deposit in the Bond Fund or other appropriate Fund as provided in the Indenture. The Sublessee acknowledges that the City and the Sublessor shall be under no obligation to operate, maintain, replace, or improve the Facilities or pay the cost thereof, but shall be entitled to receive the Basic Rent hereunder on an absolute net basis, and such Basic Rent shall not be subject to abatement before retirement of the Bonds except as contemplated in Article 8 hereof.

         Overdue installments of Basic Rent shall bear interest at the rate then borne by the Bonds, payable to the Trustee for the account of the City.

         SECTION 4.03. SUBLESSEE'S OBLIGATIONS UNCONDITIONAL. All Basic Rent payments and all other payments required of the Sublessee hereunder, shall be paid without notice or demand and without set off, counterclaim, abatement, deduction, or defense. The Sublessee will not suspend or discontinue any rent payments, and will perform and observe all of its other agreements in this Sublease, and, shall have no power to terminate the Sublease for any cause, including, but not limited to, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Facilities, eviction by paramount title, commercial frustration of purpose, bankruptcy or insolvency of Sublessor or the Trustee, change in the tax or other laws or administrative rulings or actions of the United States of America or of the State of North Dakota or any political subdivision thereof, or failure of Sublessor to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Sublease. Further, regardless of whether the Project has been completed as required by this Sublease and the construction contracts entered into for construction of the Project, Sublessor shall pay all Basic Rent due hereunder.

         SECTION 4.04. SUBLESSEE'S REMEDIES. Nothing contained in this Article 4 shall be construed to release Sublessor from the performance of any of its agreements in this Sublease, and if Sublessor should fail to perform any such agreement, the Sublessee may institute such action against Sublessor as the Sublessee may deem necessary so long as such action shall not violate the Sublessee's agreements in Section 4.03. The Sublessee may, at its own cost and expense and in its own name, prosecute or defend any action or proceeding against third parties or take any other action which the Sublessee deems reasonably necessary in order to insure the acquisition, construction, and installation of the Facilities and to secure or protect its right of possession and use thereof under this Sublease. In such event, Sublessor agrees to cooperate fully and to cause the City to cooperate fully with the Sublessee and to take all action necessary to effect the substitution of the Sublessee for Sublessor and the City, as applicable, in any such action or proceeding if the Sublessee shall so request and agree to any and all costs and expenses and agree to indemnify the City and the Sublessor and save them harmless against any risks, claims, or liabilities arising out of such action, except to the extent that such costs and expenses arise out of the negligence, willful misconduct, bad faith or breach by the City or the Sublessor of their respective obligations under the Prime Lease or the Sublease.

                                    ARTICLE 5

                MAINTENANCE, MODIFICATIONS, TAXES, AND INSURANCE

         SECTION 5.01. MAINTENANCE. During the term of this Sublease the Sublessee will at its own expense keep the Facilities in good repair and good operating condition, reasonable wear and tear excepted, and in as safe condition as its operations will reasonably permit, making all repairs thereto and renewals and replacements thereof which may be necessary for this purpose, so that the Facilities will remain suitable and efficient for use in the operation of the Sublessee's business.

         SECTION 5.02. MODIFICATIONS. The Sublessee may, from time to time at its own expense, make any additions, modifications, or improvements to the Facilities that it may deem desirable for its business purposes; provided that such additions, modifications, improvements, or replacements do not materially alter the scope, character or operation of the Facilities or impair the exemption of interest on the Bonds from Federal income taxation. The cost of such additions, modifications, or improvements shall be paid by the Sublessee and the same shall become a part of the Facilities and be included under the terms of this Sublease.

         SECTION 5.03. REMOVAL OF SUBLEASED EQUIPMENT. So long as it is not in default hereunder, the Sublessee may, without the consent of the City, the Sublessor or the Trustee, remove, alter or modify any item of Subleased Equipment, if (i) it is promptly replaced with equipment of equal or greater value or (ii) the Sublessee certifies that the equipment is obsolete, no longer functional because of wear and tear, or no longer required for the continued operation of the Facilities. Any damage resulting to the Facilities therefrom shall be repaired and the Facilities restored to its previous condition at the sole expense of the party effecting such removal or at the sole expense of the Sublessee. Such replacement equipment shall become part of the Facilities and shall be subject to the lien of the Indenture. Except as provided for above, the Sublessee will not remove or permit the removal of any items of Subleased Equipment without the written consent of the Trustee.

         SECTION 5.04. TAXES, SPECIAL ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Sublessee will pay during the term of the Sublease, as the same respectively become due, all taxes, special assessments and governmental charges and utility charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Facilities or other property acquired by the Sublessee in substitution for, as a renewal or replacement of, or a modification, improvement, or addition to, the Facilities or Subleased Equipment and other charges incurred in the operation, maintenance, use, and upkeep of the Facilities.

         The Sublessee may, at its expense and in its own name, in good faith contest any such taxes, assessments, and other charges and, in the event of any such contest, may permit the taxes, assessments, or other charges so contested to remain unpaid during the period of such contests and any appeal therefrom unless the Trustee shall notify the Sublessee that, in the opinion of Counsel, by nonpayment of any such items the Facilities or any essential part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith.

         SECTION 5.05. FACILITIES INSURANCE REQUIREMENTS. The Sublessee agrees to: (a) insure or cause to be insured the Facilities against fire, vandalism, malicious mischief and other perils covered under the usual extended coverage endorsement in an amount equal to the full insurable value thereof by means of policies issued by reputable insurance companies duly qualified to do such business in the State of North Dakota; (b) insure or cause to be insured the Project with builder's risk insurance liability and workers' compensation during the construction period; and (c) insure the real estate title of the Facilities for an amount not less than the principal amount of the Bonds. As an alternative, the Sublessee may insure the Facilities under a blanket policy or policies which cover not only the Facilities but other properties including the Facilities. All policies evidencing insurance required in this Section 5.05 shall be such as are acceptable to the Trustee, shall be carried in the names of the Sublessee, the Sublessor, the City and Trustee as their respective interests may appear and shall contain loss-payable clauses providing that all Net Proceeds of insurance resulting from claims for loss or damage covered thereby shall be paid to the Trustee and applied as provided in Section 6.01 hereof.

         SECTION 5.06. PUBLIC LIABILITY INSURANCE. The Sublessee agrees that it will carry or cause to be carried public liability insurance with respect to its activities on the Land with one or more reputable insurance companies in amounts not less than $1,000,000 for each occurrence and $2,000,000 aggregate. The Trustee shall be made an additional insured under such policies. The insurance provided by this Section 5.06 may be by blanket insurance policy or policies. The Net Proceeds of the insurance required in this Section 5.06 shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         SECTION 5.07. BUSINESS INTERRUPTION INSURANCE. The Sublessee agrees that it will carry or cause to be carried business interruption insurance with respect to the Facilities in amounts not less than $21,000,000 with a reputable insurance company. The Net Proceeds of the insurance required in this Section
5.07 shall be applied toward the Sublessee's Basic Rent payment and other obligations under this Sublease.

         SECTION 5.08. ADDITIONAL PROVISIONS RESPECTING INSURANCE. Each insurance policy provided for in Sections 5.05, 5.06 and 5.07 hereof shall contain a provision to the effect that the insurance company shall not cancel, terminate, modify or amend the policy without first giving written notice thereof to the Trustee at least ten days in advance of such cancellation or modification. All insurance policies issued pursuant to Section 5.05, 5.06 and
5.07 or certificates evidencing such policies, shall be deposited with the Trustee. Such policies may provide for reasonable deductible amounts but may not provide for coinsurance.

         SECTION 5.09. WAIVER OF SUBROGATION. Sublessee waives its right of subrogation for damage to property in the Facilities, loss of use thereof, and/or loss of income, up to the amount of insurance proceeds collected. Sublessee shall notify its insurance carrier, in writing, of this provision and if Sublessee cannot waive its subrogation rights, Sublessee shall notify Sublessor immediately of that fact, in writing.

         SECTION 5.10. ADVANCES. If the Sublessee shall fail to make all repairs, pay all liens, taxes, assessments and other charges and maintain all insurance required in this Article 5, the Trustee may, but shall not be obligated to, take such action as may be necessary to cure such failure, including advancement of money, and the Sublessee shall be obligated to repay all such advances on demand, with interest at the rate provided for in the Indenture, from the date of each such advance.


                                    ARTICLE 6

                      DAMAGE, DESTRUCTION, AND CONDEMNATION

         SECTION 6.01. DAMAGE OR DESTRUCTION. In the event the Facilities or any portion thereof is damaged or destroyed by fire or other casualty and the damage or destruction is estimated to equal or exceed $100,000, then the Sublessee shall within 90 days after such damage or destruction elect one of the following two options by written notice of such election to both the Sublessor and the Trustee, as required on the terms of the Prime Lease:

                  (a) Option A - Repair and Restoration. The Sublessee may elect to repair, reconstruct and restore the damaged Facilities. In the event the Sublessee shall elect this Option A, all Net Proceeds of insurance shall be paid directly to the Trustee for deposit in the Repair and Replacement Fund and applied to pay the costs of the repair, reconstruction and restoration of the Facilities, as determined by the Sublessee to be necessary or desirable. If the Net Proceeds of insurance received by the Trustee for such purposes are not sufficient to pay for the same, the Sublessee will deposit with the Trustee that portion of the costs in excess of the amount of Net Proceeds. Any balance of Net Proceeds remaining after paying the costs of repair, reconstruction or restoration shall be transferred to the Bond Fund. Such damage or destruction shall not serve to abrogate or abridge any of the Sublessee's obligations hereunder, including its obligation to make payments of Basic Rent and Additional Rent.

                  (b) Option B - Redemption of the Bonds. The Sublessee may elect to cause the Bonds to be redeemed, in which event the Bonds shall be redeemed in whole or in part on the next Interest Payment Date occurring at least 45 days after the date of the notice given as to exercise of this Option B. In such event, the Net Proceeds shall be deposited in the Bond Fund and the Bonds shall be redeemed at a redemption price equal to par, plus accrued interest, and the redemption of the Bonds shall be effected pursuant to the provisions of, in the manner, and with the effect provided in the Indenture.

         SECTION 6.02. CONDEMNATION. If any material part of the Facilities or any portion thereof is condemned or taken or conveyed under the threat of eminent domain for any public or quasi-public use and title thereto vests in the party condemning or taking the same, or such use or control thereof is taken by eminent domain to such extent as to render the same unsatisfactory to the Sublessee for continued operation, as determined by the Trustee, the Sublessee shall, within 90 days after the date on which the Net Proceeds are finally determined, elect one of the two following options by written notice of such election to both the Sublessor and to the Trustee:

                  (a) Option A - Repairs and Improvements. The Sublessee may elect to make any necessary or desirable additions, repairs or improvements to the Facilities, as determined by the Sublessee. In such event, all Net Proceeds of such condemnation award shall be paid directly to the Trustee for deposit in the Repair and Replacement Fund and applied to pay the costs of such additions, repairs and improvements as determined by the Sublessee to be necessary or desirable. If the Net Proceeds are insufficient to pay the costs of such additions, repairs and improvements, the Sublessee will deposit with the Trustee that portion of the cost thereof in excess of the amount of the Net Proceeds. The Sublessee's obligations hereunder shall continue in full force and effect, including its obligation to make payments of Basic Rent and Additional Rent.

                  (b) Option B - Redemption of the Bonds. The Sublessee may elect to cause the Bonds to be redeemed in whole or in part at a redemption price equal to par, plus accrued interest, on the next Interest Payment Date occurring at least 45 days after the date of the notice given by the Sublessee to the Sublessor and Trustee as to exercise of this Option B. In such event, all Net Proceeds will be deposited by the Trustee in the Bond Fund and redemption shall be effected pursuant to the provisions of, in the manner, and with the effect provided in the Indenture.

         SECTION 6.03. COOPERATION OF SUBLESSOR. Sublessor will cooperate fully with the Sublessee in filing any proof of loss with respect to any insurance policy covering casualties referred to in Section 6.01, in the handling and conduct of any litigation arising with respect thereto, and in the handling and conduct of any prospective or pending condemnation proceeding affecting the Facilities or any part thereof. Sublessor hereby acknowledges that it has no interest in or claim upon the Net Proceeds of any insurance of condemnation award except as provided in the Indenture and assigned to the Trustee pursuant thereto.

                                    ARTICLE 7

                              SUBLESSEE'S COVENANTS

         SECTION 7.01. COVENANTS FOR BENEFIT OF TRUSTEE AND HOLDER OF BONDS. Each of the terms and provisions of this Sublease is a covenant for the use and benefit of the Trustee so long as any principal or interest due on the Bonds shall remain Outstanding; but upon payment in full of the Bonds all references in this Sublease to the Bonds and the Trustee shall be ineffective, and the Trustee shall not thereafter have any rights hereunder.

         SECTION 7.02. INSPECTION AND ACCESS. The Sublessee agrees that Sublessor, the City and the Trustee, and their duly authorized agents shall have the right at all reasonable times to examine and inspect the Facilities, and shall have such rights of access thereto as may reasonably be necessary in order to satisfy themselves that the provisions of the Sublease are being complied with, and further, to have access thereto sufficient to cause the Facilities to be properly maintained in accordance with Article 5 in the event of failure by the Sublessee to perform its obligations thereunder.

         SECTION 7.03. INDEMNITY. The Sublessee will pay, and will protect, indemnify, and save Sublessor, the City and Trustee harmless, from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands, and judgments of any nature arising from:

                  (a) Any injury to or death of any person during the term of this Sublease growing out of or connected with the use, non-use, or condition of the Facilities or a part thereof;

                  (b) Violation during the term of this Sublease of any agreement or condition of this Sublease by the Sublessor;

                  (c) Violation during the term of this Sublease of any contract, agreement, or restriction by the Sublessee relating to the Facilities which shall have existed at the commencement of the Sublease term;

                  (d) Violation during the term of this Sublease of any law, ordinance, or regulation affecting the Facilities or a part thereof or the ownership, occupancy, or use thereof; and

                  (e) Any statement or information relating to the Sublessee or the expenditure of the proceeds of the Bonds contained in the Official Statement which, at the time made, is misleading, untrue, or incorrect in any material respect.

         SECTION 7.04. CONTINUING EXISTENCE AND QUALIFICATION. During the term of this Sublease, the Sublessee will maintain its corporate existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; except, that the Sublessee may, without violating the foregoing, consolidate with or merge into another corporation qualified to do business in the State, or permit one or more other such corporations to consolidate with or merge into it, or transfer all or substantially all of its assets to another such corporation or corporations (and thereafter dissolve or not dissolve as the Sublessee may elect) if the following requirements are complied with and there has been delivered to Sublessor, the City and the Trustee an opinion of Bond Counsel acceptable to the Trustee stating that there has been said compliance:

                  (a) The corporation (the "Surviving Corporation") surviving such merger or resulting from such consolidation or transfer of assets will own and operate the Facilities and has expressly assumed in writing all of the obligations of the Sublessee contained in this Sublease.

                  (b) The lien created by the Mortgage, the Indenture and the Assignment and the pledge of the revenues contemplated by this Sublease will not in any manner be adversely affected thereby.

                  (c)  An  opinion  of  Bond   Counsel  is  obtained   that  the
         transaction will not adversely affect the validity of the Bonds or the exemption from federal income tax of the interest paid on the Bonds.

                  (d)  The   Surviving   Corporation   will  have  a  net  worth
         (determined in accordance with generally accepted accounting principles) equal to or greater than that of the Sublessee prior to the consolidation, merger or transfer of assets.

         Upon compliance with the foregoing conditions and delivery to the Trustee, the City and Sublessor of the opinion of Bond Counsel required hereunder, Sublessor shall deliver to the predecessor Sublessee an instrument releasing the predecessor Sublessee from its obligations under this Sublease.

         If consolidation, merger or sale or other transfer is made as provided in this Section 7.04, the provisions of this Section 7.04 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 7.04.

         SECTION 7.05. ANNUAL FINANCIAL STATEMENT. The Sublessee shall furnish to the Sublessor, the Trustee and the Original Purchaser of the Bonds a copy of its audited financial statements promptly upon their completion but not later than 120 days after the end of the Fiscal Year. At the time the audited financial statements are furnished as required above, a Sublessee Representative shall certify to the Trustee that (i) nothing has come to his attention which would constitute a breach, default or violation by the Sublessee of any of its obligations under this Sublease or the Mortgage, or (ii) stating such breach, default or violation.

         SECTION 7.06. SUBLESSEE BOUND BY INDENTURE. The Indenture has been submitted to the Sublessee for examination, and the Sublessee, by execution of this Sublease, acknowledges that it has approved the Indenture and agrees that it is bound by the terms and conditions thereof and covenants and agrees to perform all acts, pay all moneys and give all notices required to be performed, paid and given by it pursuant to the terms of the Indenture.

         SECTION 7.07. TAXEXEMPT STATUS OF BONDS. It is the intention of the parties hereto that the interest paid on the Bonds will not be included in the gross income of the Bondholders by reason of Section 103(a) of the Code. In order to confirm and carry out such intention:

                  (a) The Sublessee shall (i) provide such Sublessee Certificates, opinions of counsel, and other evidence as may be necessary or requested by Sublessor, the City, or the Trustee to establish the exemption of the Bonds under Section 144(a)(4) and the absence of arbitrage expectation under Section 148 of the Code, and
         (ii) limit its capital expenditures, the capital expenditures of any "principal user" or "related person" under Section 144(a)(4)(A) and (B) of the Code and related provisions of law or regulation if and to the extent required to prevent inclusion of Bond interest in the gross income of Bondholders (other than substantial users and persons related to substantial users); and

                  (b) The Sublessee agrees to furnish to the Trustee within thirty (30) days after the first, second and third anniversary dates of the issuance and delivery of the Bonds (i) a certificate showing the amount of capital expenditures of the Sublessee and each other principal user and related person with respect to the Facilities and with respect to other applicable projects or facilities, if any, within Sublessor, for the period beginning three years prior to the issuance and delivery of the Bonds and ending on such anniversary date, and (ii) if requested by the Trustee, an opinion of Bond Counsel stating whether, by reason of such capital expenditures, interest on the Bonds shall have become includable in gross income of the Bondholders (other than substantial users and related person) within the meaning of
         Section 103(a) of the Code.

         SECTION 7.08. NO WARRANTY OF CONDITION OR SUITABILITY BY SUBLESSOR. The Sublessee recognizes that the Plans for the Project have been prepared to its order, and since the Project is being constructed and equipped by contractors and suppliers approval by the Sublessee, Sublessor has not made an inspection of the Facilities or of any fixture or other item constituting a portion thereof, and Sublessor makes no warranty or representation, express or implied or otherwise, with respect to the same or the location, use, description, design, merchantability, fitness for use for any particular purpose, condition, or durability thereof, or as to the quality of the material or workmanship therein, or as to the title of Sublessor thereto or ownership thereof or otherwise, it being agreed that all risks incident thereto are to be borne by the Sublessee, in the event of any defect or item constituting a portion thereof, whether patent or latent, Sublessor shall have no responsibility or liability with respect thereto. The provisions of this Section 7.08 have been negotiated and are intended to be a complete exclusion and negation of any warranties or representations by Sublessor, express or implied, with respect to the Facilities or any fixture or other item constituting a portion thereof, whether arising pursuant to the Uniform Commercial Code or another law now or hereafter in effect or otherwise.

         SECTION 7.09. GRANTING EASEMENTS. Sublessor, at the request of the Sublessee from time to time, shall grant, or cause the City to grant, easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to the Land, or may release existing easements, licenses, rights-of-way and other rights or privileges with or without consideration, and Sublessor agrees that it shall execute and deliver any instrument necessary or appropriate to grant or release any such easement, license, right-of-way or other right or privilege upon receipt of: (a) a copy of the instrument of grant or release, and (b) a written application signed by the authorized Sublessee Representative requesting such instrument, and certifying that in his opinion such grant or release is not detrimental to the proper use or operation of the Facilities.

         SECTION 7.10. OPERATION OF FACILITIES. The Sublessee will operate the Facilities or cause the Facilities to operated as a manufacturing facility and will not change the use of the Facilities without the prior written consent of the Sublessor and the Trustee and a written opinion from Bond Counsel that such change in use will not affect the tax exempt status of the Bonds.

         SECTION 7.11. REDEMPTION OF BONDS. Sublessor, at the request at any time of the Sublessee and if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to cause the City to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Sublessee, on the earliest redemption date on which such redemption may be made under such applicable provisions, provided that the Sublessee shall have made available funds in adequate amount therefor or shall have made arrangements satisfactory to the Trustee therefor. As set forth in Section 7.11 of the Lease, the Sublessee has the right to request that the City take all steps necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds. Except as otherwise provided in Sections 3.2, 3.3(b) and 3.4 of the Indenture, Bonds shall be called for redemption by the City or the Sublessor only upon the direction of the Sublessee. Notice of any optional redemption of Bonds shall be provided by the Sublessee to the Sublessor and the Trustee not less than 45 days in advance of the applicable redemption date.

         SECTION 7.12. TO OBSERVE LAWS, ORDINANCES AND REGULATIONS. The Sublessee will observe in all material respects all applicable laws, regulations, ordinances and orders of the United States, State of North Dakota and agencies and political subdivisions thereof and each department or agency thereof, applicable to the Sublessee, its business and property. The Sublessee shall have the right to contest by appropriate procedures the adoption, validity or applicability of any laws, regulations, ordinances and orders referred to in this Section.

         SECTION 7.13. RECORDING AND FILING FEES. The Sublessee shall pay all recording, filing and registration taxes and fees, together with all expenses incidental to the preparation, execution, acknowledgment, filing, registering and recording of this Sublease, the Mortgage, the Assignment and of any notice pursuant to the Uniform Commercial Code and of any instrument of further assurance, including any filing or instrument required of Sublessor, and all taxes, duties imposts, assessments and charges lawfully imposed upon the Bonds or upon the Indenture, the Prime Lease or this Sublease.

         SECTION 7.14. SUBLESSEE'S ASSURANCE OF TAX EXEMPTION. In order to assure that the interest on the Bonds shall at all times be free from federal income taxation, the Sublessee represents and covenants with Sublessor, the Trustee and all Bondholders that it will comply with the applicable provisions of Federal income tax law as follows:

                  (a) the Sublessee will assure that the aggregate of (i) capital expenditures with respect to facilities in or attributable to the City which are or were used by the Sublessee, or any other principal user of the Facilities or by a person related to the Sublessee or such other principal user paid or incurred within a period of 36 months prior to the date of issuance of the Bonds, whether allocable or attributable to the Facilities or any other facility within or attributable to the City, plus (ii) the aggregate principal amount of the Bonds, plus (iii) the capital expenditures made with respect to facilities in or attributable to the City by the Sublessee or such other principal user or related person, within a period of 36 months after the date of issuance of the Bonds, whether allocable or attributable to the Facilities or any other facility within or attributable to the City, within the meaning of Section 144 of the Code, and regulations thereunder, as applicable, will not exceed $10,000,000;

                  (b) the Sublessee will not cause any "working capital expenses" to exceed 3% of the "net bond proceeds" in violation of the requirement in Section 144(a) of the Code that substantially all (95%) of the proceeds of the Bonds be used for the acquisition or improvement of land or depreciable property;

                  (c) the Sublessee has not permitted and will not permit any obligation or obligations other than the Bonds to be issued within the meaning of Section 144(a)(6) of the Code so as to cause such obligations to become part of the same "issue of obligations," so as to impair the tax exempt status of the Bonds;

                  (d) the Bonds are not issued as part of an issue of obligations (other than an issue to which Section 144 of the Code applies) for which the interest on any other obligations which is part of such issue is excluded from gross income under any other provision of law other than Section 144(a) of the Code;

                  (e) no  portion of the Bond  proceeds  will be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice-skating), racquet sport facility (including handball or racquetball court), hot tub facility, suntan facility or racetrack, land (or interest therein) to be used for farming purposes, and no more than 25% (or 24.9% in the case of land) of the net Bond proceeds, be used to acquire or otherwise provide a facility the primary purpose of which is either retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment, or land (other than land used for farming purposes), all within the meaning of Sections 144(a)(8) of the Code; no portion of the Bond proceeds will be used to provide any airplane, sky box or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, all within the meaning of Section 147(e) of the Code;

                  (f) the Sublessee has not permitted and will not permit any other Private Activity Bond to be issued with respect to a single building, an enclosed shopping mall, or a strip of offices, stores or warehouses, of which the Facilities are a part and which use substantial common facilities, so as to (i) treat the Bonds and such other Private Activity Bond as one (1) issue, within the meaning of
         Section 144(a)(9) of the Code and (ii) thereby impair the tax exempt status of the Bonds;

                  (g) the face amount of the Bonds allocated to the Sublessee as a test-period beneficiary, when increased by other taxexempt facility related bonds outstanding at Bond Closing and also allocated to the
         Sublessee as a test-period beneficiary, does not and will not exceed $40,000,000; and the Sublessee will not permit any other person or entity to become an owner or other "principal user" of the Facilities if such person or entity is or will be a test-period beneficiary to whom is allocated other taxexempt facility related bonds outstanding at the time of Bond Closing which other taxexempt facility related bonds, together with the face amount of the Bonds allocated to such test-period beneficiary, exceed $40,000,000, all within the meaning of
         Section 144(a)(10) of the Code;

                  (h) within the meaning of Section 144(a)(11) of the Code, no proceeds of the Bonds will be used to acquire depreciable farm property;

                  (i) 95% or more of the net proceeds of the Bonds will be or were used to provide a manufacturing facility within the meaning of
         Section 144(a)12 of the Code;

                  (j) the Bonds have received proper allocation of authority for the entire amount of the issue in accordance with Section 146 of the Code;

                  (k) the average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the Facilities within the meaning of Section 147(b) of the Code;

                  (l) within the meaning of Section 147(c) of the Code, no portion of the proceeds of the Bonds will be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes and not more than twenty-five percent (25%) of the net proceeds of the Bonds will be used (directly or indirectly) for the acquisition of any other land (or interest therein);

                  (m) no portion of the net proceeds of the Bonds will be used for the acquisition of any property (or any interest therein) unless
         (i) the first use of such property is pursuant to such acquisition, other than land, or (ii) the property is a building (and the equipment therefor) and rehabilitation expenditures with respect to such building equal or exceed fifteen percent (15%) of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the Bonds, or (iii) the property is a structure other than a building and rehabilitation expenditures with respect to such facility equal or exceed one hundred percent (100%) of the portion of cost of acquiring such facility financed with net bond proceeds, all within the meaning of Section 147(d) of the Code;

                  (n) the Bonds have satisfied the public approval  requirements of Section 147(f) of the Code since they have been approved by the City by its elected legislative body after reasonable public notice published in a newspaper of general circulation in Sublessor not less than 14 days prior to the date of a public hearing with respect to the Facilities;

                  (o) no more than two percent of the aggregate face amount of the Bonds allocable to the Facilities shall be used to finance "costs of issuance," within the meaning of Section 147(g) of the Code;

                  (p) the Sublessee will not use (or permit to be used) the Facilities or use or invest (or permit to be used or invested) the proceeds of the Bonds or any other sums treated as "bond proceeds" under Section 148 of the Code including "investment proceeds," "invested sinking funds" and "replacement proceeds," in such a manner as to cause the Bonds to be classified "arbitrage bonds" under Section 148(a) of the Code;

                  (q) at no time during any Bond year shall the amount invested in taxable nonpurpose obligations with a yield higher than the yield on the Bonds exceed one hundred fifty percent (150%) of the debt service on the Bonds for the bond year, all within the meaning of Section 148(d)(3) of the Code; provided, however, that the Sublessee may take advantage of exceptions to such requirement provided for the investment sums for temporary periods;

                  (r) the Sublessee on behalf of the Sublessor and the City shall pay the United States, as a rebate, an amount equal to the sum of
         (i) the excess of (A) the amount earned on all nonpurpose investments (other than investments attributable to an excess described in this clause), over (B) the amount which would have been earned if all nonpurpose investments were invested at a rate equal to the yield on the Bonds, plus (ii) any income attributable to the excess described in clause (i), at the times and in the amounts required by Sections 148(f)(2) and (3) of the Code, all within the meaning of Section 148(f) of the Code. The Sublessor and Trustee shall maintain records of the Bonds and the investments of Bond proceeds and earnings thereon in adequate detail to enable the Sublessor to calculate the amount of any rebate required to be made to the United States. The Sublessee shall pay the rebate to the United States at times and in installments which satisfy Section 148(f)(3) of the Code and the regulations, at least once every five (5) years and within sixty (60) days after the day on which the last of the Bonds is redeemed. Calculations of the amount to be rebated shall be made at least every fifth (5th) year, and the Trustee shall be furnished with such calculations within sixty (60) days of the time they are made. Such calculations shall be retained until six (6) years after the retirement of the last Bond. The rebate shall be calculated as provided in Section 1.1480 through 1.1487 of the Treasury Regulations;

                  (s) the payment of principal and interest on the Bonds is not guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) and no moneys in the Bond Fund, Reserve Fund or Construction Fund shall be invested in investments which cause the Bonds to be federally guaranteed within the meaning of Section 149(b) of the Code. If at any time the moneys in such Funds exceed, within the meaning of Section 148 of the Code, (i) amounts invested for an initial temporary period until the moneys are needed for the purpose for which the Bonds are issued, (ii) investments of a bona fide debt service fund, and (iii) investments of a reserve which meet the requirement of
         Section 148(d) of the Code, such excess moneys shall be invested in only those permitted investments or Government Obligations, as otherwise appropriate, which are (A) obligations issued by the United States Treasury, (B) other investments permitted under regulations, or
         (C) obligations which are (1) not issued by, or guaranteed by, or insured by, the United States or any agency or instrumentality thereof or (2) not federally insured deposits or accounts, all within the meaning of Section 149(b)(2) of the Code;

                  (t) the Sublessee shall provide both the Sublessor and the City at closing with all information required to satisfy the informational requirements set forth in Section 149(e) of the Code including the information necessary to complete Internal Revenue Service Form 8038;

                  (u) the Sublessee will not otherwise use Bond proceeds, including earnings thereon, or take, or permit or cause to be taken, any action that would adversely affect the exemption from federal income taxation of the interest on the Bonds, nor otherwise omit to take or cause to be taken any action necessary to maintain such tax exempt status; and, if it should take or permit, or omit to take or cause to be taken, as appropriate, any such action, the Sublessee shall take all lawful actions necessary to rescind or correct such actions or omissions promptly upon having knowledge thereof.

         SECTION 7.15. HAZARDOUS WASTE. Sublessee shall not cause or permit to exist, as a result of any intentional or unintentional act or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, seeping, leaching, emptying or dumping of "Toxic Materials, " "Hazardous Substance" or "Hazardous Waste" in the Facilities or on the Land (the above terms shall have the meaning ascribed to such terms in state or federal statutes and/or regulations promulgated in relation thereto).

         Sublessee, and Sublessee's respective successors and assigns, agree to defend, indemnify and hold harmless the City, Sublessor and the Trustee, and their respective successors and assigns from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property or business or damage to natural resources arising out of the use or discharge of Toxic Materials, Hazardous Substances or Hazardous Waste by Sublessee. Such activities shall include any condition, accident or event caused by any act or omission which:

                  (a) Arises out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermo-irritant or contaminant, including, smoke, vapor, soot, fumes, acids, alkalis, chemicals and wastes or waste (including materials to be recycled, reconditioned, or reclaimed); or

                  (b) Actually, or allegedly arises out of use, specification or inclusion of any product, material or process containing chemicals, a failure to detect the existence or proportion of chemicals in the soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater containing chemicals.

         Sublessee and Sublessee's respective heirs, executors, successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against the City, the Trustee or the Sublessor described above, shall hold the City, the Trustee, and the Sublessor harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth above.

                                    ARTICLE 8

                               SUBLESSEE'S OPTIONS

         SECTION 8.01. PREPAYMENT OF RENTS AND BONDS. The Sublessee may, at any time, transmit funds to the Trustee, in addition to amounts, if any, otherwise required at that time pursuant to this Sublease, and direct that said money be utilized for the prepayment or redemption of the Bonds or installments thereof which are then or will be redeemable under the terms of the Indenture. In the event that the Bonds are subject to Mandatory Redemption under the terms of the Indenture and there are insufficient moneys on deposit, or required by the Indenture to be on deposit, in the Bond Fund, the Sublessee shall promptly transmit funds to the Trustee as necessary to comply with the terms of such redemption including, upon a Determination of Taxability, the necessary funds to pay the three percent (3.0%) premium together with funds to pay principal of and accrued interest on the Bonds.

         SECTION 8.02. OPTION TO TERMINATE. The Sublessee shall have the option to cancel or terminate the term of this Sublease at any time when all the Bonds shall be deemed to have been paid and discharged under the provisions of Article 3 of the Indenture or defeased in accordance with the provisions of the Indenture, and when all Additional Rent payable to the Trustee has been paid. Such option shall be exercised by giving Sublessor notice in writing and such cancellation or termination shall forthwith become effective. Upon such termination, any funds or investments then remaining on deposit to the credit of any Fund maintained under the Indenture (not set aside for the payment of Bonds and interest thereon pursuant to the Indenture) shall be paid over by the Trustee to the Sublessee.

         SECTION 8.03. SUBLESSEE'S PROPERTY, SUBLESSOR'S PROPERTY. At the termination of the Sublease if Sublessee has not exercised the Purchase Option granted herein all improvements permanently affixed to the Facilities, and all heating and air conditioning equipment, plumbing and electrical pipes, wiring, connections and fittings, which are necessary to the mechanical, plumbing and electrical operation and maintenance of the Facilities, shall be the property of the City, without compensation to Sublessee, whether owned, purchased or constructed by the City, the Sublessor, or by Sublessee. Sublessee hereby grants to the City and to the Sublessor reasonable access to the Facilities, which access shall not unreasonably interfere with Sublessee's use thereof, for the inspection, installation, maintenance, replacement and repair of the above-described property of the City.

         All other furniture, fixtures, equipment, and property, put in at the expense of Sublessee shall be the property of Sublessee, and may be removed by Sublessee at any time. All of such property shall be removed on or before the termination of the term hereof, and all property not so removed shall be deemed abandoned by Sublessee to Sublessor and the City, as applicable. Sublessee, at its cost and expense, shall repair any damage done to the Facilities by such removal. If Sublessee chooses not to remove its property, then title to such property shall vest in the City.

         SECTION 8.04. CONDITION OF LEASED FACILITIES AND SUBLESSOR'S PROPERTY AT TERMINATION.. If this Sublease is terminated prior to its stated expiration date, and if Sublessee fails to exercise its Purchase Option under Section 8.09, then Sublessee shall quit and deliver the

Facilities and all property of the City and Sublessor to Sublessor in as good condition as when Sublessee took possession or as the Facilities were thereafter placed in by the City, the Sublessor or Sublessee, excepting only ordinary wear and tear, and damage or destruction which is required by the terms hereof to be repaired, maintained or replaced by Sublessor. If Sublessee fails to do so, Sublessor may make repairs, and any expenditures by Sublessor shall be due and payable from Sublessee upon demand and shall be deemed Additional Rent for purposes of this Sublease.

         SECTION 8.05. OPTION TO PURCHASE FACILITIES PRIOR TO PAYMENT OF THE BONDS. The Sublessee shall have, and is hereby granted, the option to purchase the Facilities prior to the expiration of the Sublease term and prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), if any of the following shall have occurred:

                  (a) The Facilities shall have been damaged or destroyed and the Sublessee shall determine that it is not practical or desirable to rebuild, repair or restore the Facilities.

                  (b) Title to, or the use or control of the Facilities shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority to the extent the Facilities are rendered unsatisfactory to the Sublessee for continued operation.

                  (c) As a result of any changes in the Constitution of the State of North Dakota or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by Sublessor or the Trustee in good faith, this Sublease shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Sublease, or unreasonable burdens or excessive liabilities shall have been imposed upon the Sublessee or Sublessor in connection with the Facilities, as a result of which the Sublessee determines to discontinue operation of the Facilities.

To exercise such option, the Sublessee shall, within one hundred eighty (180) days following the event authorizing the exercise of such option, give written notice to Sublessor, to the City and to the Trustee if any of the Bonds shall then be unpaid, and shall specify therein the date of closing such purchase and (if any Bonds are Outstanding) the redemption date; the redemption date shall be not less than fortyfive (45) days from the date such notice is received by Sublessor and the Trustee, and the date of closing the purchase shall take place on or before the redemption date; and in case of a redemption of the Bonds in accordance with the provisions of the Indenture, the Sublessee shall deposit the purchase price with the Trustee on or before the redemption date and make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements Sublessor shall cooperate. The purchase price payable by the Sublessee in the event of its exercise of the option granted in this Section, shall be the sum of the following:

                  (1) an amount of money which, when added to the moneys and investments held to the credit of the Bond Fund and Reserve Fund, will be sufficient pursuant to the provisions of Section 3.3 of the Indenture to pay and discharge all then Outstanding Bonds on the first possible date for redemption, plus

                  (2) an amount of money equal to the Additional Rent payable to the Trustee, pursuant to the terms of the Prime Lease and this Sublease and any paying agent's fees and expenses under the Indenture, plus

                  (3) the sum of One Dollar ($1.00) to Sublessor.

In the event of the exercise of the option granted in this Section, any Net Proceeds of insurance or condemnation shall be paid to the Trustee, and Sublessor will deliver to the Trustee the documents referred to in Section 8.05 hereof.

         The mutual agreements contained in this Section 8.05 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Sublease and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

         SECTION 8.06. OPTION TO PURCHASE FACILITIES. The Sublessee shall have, and is hereby granted, an option to purchase the Facilities for One Dollar ($1.00) at the expiration of the Sublease term or at any prior time that full payment of the Bonds or provision for payment or defeasance thereof has been made in accordance with the provisions of the Indenture and all Additional Rent payable to Sublessor and Trustee hereunder shall have been paid. In the event that the Sublessee exercises its option to purchase, the option to purchase granted in this Section 8.04 shall be exercised in the manner as is provided for exercise of option to purchase granted in Section 8.03, and Sublessor shall caused to be delivered to the Sublessee the documents referred to in Section
8.05 hereof. The Sublessee's option rights under this Section 8.04 may also be exercised at any time after expiration of the Sublease term.

         SECTION 8.07. CONVEYANCE ON EXERCISE OF OPTION TO PURCHASE. On the exercise of any option to purchase granted herein, Sublessor will deliver payment of the purchase price received from the Sublessee to the City and will deliver or cause to be delivered to the Sublessee documents conveying to the Sublessee all of the right, title and interest of the City and the Sublessor in and to the property being purchase, as such property then exists, subject to the following: (i) those liens and encumbrances created by the Sublessee or to the creation or suffering of which the Sublessee consented; (ii) those liens and encumbrances resulting from the failure of the Sublessee to perform or observe any of the agreements on its part contained in this Sublease; and (iii) if the option is exercised pursuant to the provisions of Section 8.03(b) hereof, the rights and title of the condemning authority.

         SECTION 8.08. RELATIVE POSITION OF THIS ARTICLE AND INDENTURE. The rights and options granted to the Sublessee in this Article shall be and remain subordinate to the Indenture and the Mortgage as evidenced by the Subordination Agreement.

                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 9.01. EVENTS OF DEFAULT. Any one or more of the following events shall constitute a Default or an Event of Default under this Sublease:

                  (a) Failure by the Sublessee to pay the Basic Rent required under Section 4.02 hereunder on or before the date the payment is due and the continuance of such nonpayment for a period ending on the last day of the month following the date the payment is due, except that the payment for the month next preceding each Interest Payment Date shall be paid on the date payment is due.

                  (b) Failure by the Sublessee to deliver to the Trustee the moneys needed to redeem any Outstanding Bonds in the manner and upon the date required by the terms of the Prime Lease, the Bonds or the Indenture.

                  (c) Failure by the Sublessee to observe and perform any covenant, condition, or agreement on its part to be observed or performed, other than as referred to in subsections (a) or (b) of this
         Section 9.01, for a period of 30 days after notice of such failure requesting such failure to be remedied, given to the Sublessee by the Trustee or Sublessor, unless the Trustee and Sublessor shall agree in writing to an extension of such time prior to its expiration; provided, however, that if and so long as the Sublessee is proceeding with due diligence to cure the default, such 30day period shall be extended to such period as is required to permit the Sublessee proceeding with due diligence to cure such default.

                  (d) The dissolution or liquidation of the Sublessee or the filing by the Sublessee of a voluntary petition in bankruptcy, or failure by the Sublessee promptly to lift any execution, garnishment, or attachment of such consequence as will impair its ability to carry out its obligations under this Sublease, or the commission by the Sublessee of any act of bankruptcy, or adjudication of the Sublessee as a bankrupt, or assignment by the Sublessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Sublessee in any proceeding for its reorganization or arrangement instituted under the provisions of the Federal Bankruptcy Code, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Sublessee," as used in this subsection, shall not be construed to include the cessation existence of the Sublessee resulting either from a merger or consolidation of the Sublessee into or with another corporation or other entity or a dissolution or liquidation of the Sublessee of allowing a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 7.04.

                  (e) The occurrence of an Event of Default under the Indenture or the Mortgage.

         The provisions of subsection (c) of this Section are subject to the following limitations: If by reason of acts of God; fire; epidemics; landslides; floods; strikes; lockouts; or other industrial disturbances; acts of public enemies; acts or orders of any kind of any governmental authority; insurrections; riots; civil disturbances; explosions; breakage; or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Sublessee, the Sublessee is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Sublessee to pay rent, additional payments and taxes and to carry insurance, all under the provisions of Article 4 and Article 5 hereof, the Sublessee shall not be deemed in default during the continuance of such inability. The Sublessee shall, however, use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the Sublessee shall in no event be required to settle strikes, lockouts, or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Sublessee, unfavorable to it.

         SECTION 9.02. SUBLESSOR'S REMEDIES. Whenever any Event of Default shall have happened and be subsisting, Sublessor may, and Sublessor hereby authorizes the Trustee, on behalf of Sublessor (without prior written notice to Sublessor) to, take at its discretion any one or more of the following remedial steps:

                  (a) Declare all installments of Basic Rent and other amounts payable under Section 4.02 hereof for the remainder of the term of the Sublease (being an amount equal to the sum necessary to pay in full the remaining principal of premium, if any, and interest on the Bonds, assuming acceleration of the Bonds, and to pay all other obligations and indebtedness hereunder and thereunder) to be immediately due and payable, whereupon the same shall become immediately due and payable by the Sublessee;

                  (b) Take possession of the Facilities without termination of this Sublease, and use its best efforts to sublease the Facilities for the account of the Sublessee, holding the Sublessee liable for the difference between the rent and other amounts received from the Sublessee and the rents and other amounts payable by the Sublessee hereunder;

                  (c) Terminate this Sublease, exclude the Sublessee from possession of the Facilities, and use its best efforts to lease or sell the Facilities to another for the account of the Sublessee, holding the Sublessee liable for the difference between the rentals or purchase price received and the amounts which would have been receivable hereunder;

                  (d) Require the Sublessee to furnish copies of all books and records of the Sublessee pertaining to the Facilities; and

                  (e) Take whatever action at law or in equity may appear necessary or appropriate to collect the rent and other amounts and additional payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement, or covenant of the Sublessee under this Sublease.

         In exercising the remedies provided in subsections (b) and (c) above, Sublessor and the Trustee, acting on behalf of Sublessor, may require the Sublessee to assemble the Subleased Equipment and make it available to Sublessor or Trustee at a reasonably convenient place as designated by Sublessor or the Trustee.

         SECTION 9.03. MANNER OF EXERCISE. No remedy herein conferred upon or reserved to Sublessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Sublease or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power occurring upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Sublessor to exercise any remedy reserved to it in this Article 9, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. The obligation of the Sublessee to pay Basic Rent sufficient to pay amounts payable for principal of, premium, if any (whether at maturity, or by redemption or acceleration as provided in the Indenture by declaration or otherwise) and interest on the Bonds and other amounts due under the Indenture or this Sublease shall survive the termination of this Sublease.

         SECTION 9.04. ATTORNEYS' FEES AND EXPENSES. In the event the Sublessee should default under any of the provisions of this Sublease and the Trustee or Sublessor should employ attorneys or incur other expenses for the collection of Rent or the enforcement of performance of any obligation or agreement on the part of the Sublessee, the Sublessee will on demand pay to the Trustee or Sublessor the reasonable fee of such attorneys and such other expenses so incurred.

         SECTION 9.05. EFFECT OF WAIVER. In the event any agreement contained in this Sublease should be breached by either party and the breach is thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 9.06. TRUSTEE'S EXERCISE OF SUBLESSOR'S REMEDIES. Whenever any Event of Default shall have happened and be subsisting, the Trustee may, but except as otherwise provided shall not be obliged to, exercise any or all of the rights of Sublessor under this Article 9, upon giving the Sublessee such notice as is required of Sublessor unless Sublessor has already given the required notice.

                                   ARTICLE 10

                       ASSIGNMENT, SUBLEASING AND SELLING

         SECTION 10.01. ASSIGNMENT AND SUBLEASING BY SUBLESSEE. This Sublease may be assigned in whole or in part, and the Facilities may be subleased as a whole or in part, by the Sublessee only upon the condition that:

                  (a) no assignment or subleasing shall relieve the Sublessee from primary liability for any of its obligations hereunder, and in the event of any such assignment or subleasing the Sublessee shall continue to remain primarily liable for the payment of all obligations under this Sublease or the Indenture and for performance and observance of the other agreements on its part herein provided to be performed and observed by it;

                  (b) any assignment or sublease from the Sublessee must retain for the Sublessee such rights and interests as will permit it to perform its obligations under this Sublease, and any assignee from the Sublessee shall assume the obligations of the Sublessee hereunder to the extent of the interest assigned;

                  (c) any sublease from the Sublessee must be subject and subordinate to the lien of the Mortgage; and

                  (d) the Sublessee shall furnish the Trustee an opinion of Bond Counsel confirming the continuation of the validity of the Bonds, the Prime Lease, this Sublease, the Mortgage and the Indenture and stating that the assignment shall not result in interest on any Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes.

         SECTION 10.02. ASSIGNMENT BY SUBLESSOR. Sublessor may assign its rights and grant a security interest in, and pledge any monies receivable under or pursuant to, this Sublease to the Trustee pursuant to the Indenture as security for payment of the principal of and interest on the Bonds.

         SECTION 10.03. RESTRICTIONS ON TRANSFER AND ENCUMBRANCES OF FACILITIES BY THE CITY. The Terms of the Prime Lease shall govern this provision and Sublessor and Sublessee each agree that the Sublessee shall have all of the rights and privileges of Sublessor, as Tenant, under the terms of Section 10.03 of the Prime Lease.

                                   ARTICLE 11

                                     GENERAL

         SECTION 11.01. NOTICES. All notices, certificate or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified or registered mail, postage prepaid, with proper address as indicated below. Sublessor, the Sublessee, the Trustee and the City may, by written notice given by each to the others, designate any address or addresses to which notices certificates or other communications to them shall be sent when required as contemplated by this Sublease. All notices and other communications given hereunder to any party shall also be given to the Original Purchaser. Until otherwise provided by the respective parties, all notices certificates and communications to each of them shall be addressed as follows:

          To the Sublessor:         Oakes Enhancement, Inc.
                                    Ms. Geri A. Coyne
                                    Division Manager
                                    OtterTail Power Company
                                    103 South 5th Street
                                    Oakes, ND  58474

         To the Sublesse:           OmniQuip International,  Inc.
                                    369 West Western Avenue
                                    Port Washington, WI 53074
                                    Attn: Chief Financial Officer

         To the Trustee:            Norwest Bank Minnesota, National Association
                                    Sixth and Marquette
                                    Minneapolis, Minnesota 55479
                                    Attn: Corporate Trust

         To the City :              City of Oakes
                                    115 South 5th Street
                                    Oakes, ND  58474
                                    Attn:  City Auditor

         To The Original
         Purchaser:                 John G. Kinnard and Company, Incorporated
                                    920 Second Avenue South
                                    Minneapolis, Minnesota 55402
                                    Attn:  Trading

         SECTION 11.02. BINDING EFFECT. This Sublease shall inure to the benefit of and shall be binding upon Sublessor and the Sublessee and their respective successors and assigns.

         SECTION 11.03. SUBORDINATION. Sublessee hereby agrees that this Sublease is, and shall be, subordinate to the Prime Lease, and the Mortgage without any further act by Sublessee. Sublessee agrees hereby to execute upon demand any and all further documents or instruments in addition to the Sublease which may be deemed necessary or requisite or desired to effectuate such subordination including the Subordination Agreement; provided, such subordination shall be upon the express condition that this Sublease be recognized and that the rights of Sublessee shall remain in full force and effect during the term of this Sublease, provided, Sublessee shall continue to perform all of the covenants and conditions of this Sublease.

         SECTION 11.04. ESTOPPEL CERTIFICATE. Within twenty (20) days after request therefor by either the City, the Trustee, or the Sublessor, Sublessee will deliver in recordable form an Estoppel Certificate certifying (if such be the case) that this Sublease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Sublessee. If Sublessee fails to do so, Sublessor shall have the right, as attorney-in-fact for Sublessee, to make such a certificate. Sublessor, its mortgagee, lenders and/or purchasers shall be entitled to rely upon any document executed pursuant to this
Section 11.05.

         SECTION 11.05. SEVERABILITY. In the event any provision of this Sublease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision thereof.

         SECTION 11.06. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Sublease, subsequent to the initial issuance of the Bonds and before the Indenture is satisfied and discharged in accordance with its terms, this Sublease may not be effectively amended, changed, modified, altered, or terminated without the written consent of the Trustee.

         SECTION   11.07.   EXECUTION   COUNTERPARTS.   This   Sublease  may  be
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


               (Remainder of this page intentionally left blank)

         IN WITNESS WHEREOF, Sublessor and the Sublessee have caused this Sublease to be executed and attested by their duly authorized officers, all as of the date first above written.

                                      OAKES ENHANCEMENT, INC.


                                      By: /s/ Dale Skjefte
                                         --------------------------------------
                                         President


ATTEST:


By: /s/ Bradley Ness
   --------------------------------
   Treasurer


(SEAL)


                                       OMNIQUIP INTERNATIONAL, INC.



                                       By: /s/ Allan Jablonsky
                                          -------------------------------------
                                          Its:  Assistant Treasurer

ATTEST:



By:  /s/ Glenda K. Moehlenpah
   --------------------------------
   Its:  Assistant Secretary


(SEAL)

STATE OF NORTH DAKOTA      )
                           ) ss.
COUNTY OF DICKEY           )


         On this 19th day of February, 1999, before me, a Notary Public within and for said County, personally appeared Dale Skjefte and Dale Bradley Ness, the President and Treasurer, respectively, of Oakes Enhancement, Inc., a North Dakota nonprofit corporation, the corporation that is described in, and that executed the foregoing instrument and acknowledged to me that they executed the foregoing instrument on behalf of the corporation.


                                        /s/ G.A. Coyne
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires:

(SEAL)




STATE OF WISCONSIN        )
                          ) ss.
COUNTY OF OZAUKEE         )


         On this 23rd day of February, 1999, before me, a Notary Public within and for said County, personally appeared Allan J. Jablonsky and Glenda K. Moehlenpah, the Asst. Treasurer and Asst. Secretary, respectively, of OmniQuip International, Inc., a Delaware corporation, and that each executed the foregoing instrument and acknowledged to me that they executed the foregoing instrument on behalf of the corporation.


                                     /s/ Michelle Larson
                                     ----------------------------------------
                                     Notary Public           Michelle M. Larson
                                     My Commission Expires:  is permanent


(SEAL)

                                    EXHIBIT A

                               SUBLEASED EQUIPMENT


1.       Pangborn Blast System, Model No. ED 1846
2.       Paint Systems, including oven
3.       Monorail Systems
4.       Crane and Hoist System

                                    EXHIBIT B

                                  REAL PROPERTY


         That real property lying and being in the County of Dickey and State of North Dakota, and described as follows, to-wit:

         All of Lots 1, 5, 6 and 7, Oakes Industrial Park Addition to the City of Oakes, North Dakota.



























                                      B-1